Exhibit 23.5

December 3, 2007

Gushan Environmental Energy Limited

c/o Carling Technology Limited

Unit 908, China Merchants Tower

168-200 Connaught Road Central

Sheung Wan, Hong Kong

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of Gushan Environmental Energy Limited (the “Company”), effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 originally filed by the Company on December 3, 2007 with the Securities and Exchange Commission.

Sincerely yours,

/s/ Denny Lee
Name: Denny Lee